CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated June 22, 2017 on the financial statements and financial highlights of FEG Absolute Access Fund I LLC and FEG Absolute Access Fund LLC, included in the Annual Report to Shareholders for the fiscal year ended March 31, 2017, in this initial filing under the Securities Act of 1933 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
December 27, 2018